TRANSITION AGREEMENT This Transition Agreement (this “Agreement”) is made by and between Matthew Kalish (“Executive”) and DraftKings Inc. (the “Company”) (together, with its parents, subsidiaries, divisions, affiliates, related business entities, successors, and assigns, and any of the respective affiliates of the Company, the “Company Group”), dated as of November 6, 2025. The Company and Executive are jointly referred to herein as the “Parties” or individually referred to as a “Party”. RECITALS WHEREAS, Executive is currently employed by the Company as President, DraftKings North America; WHEREAS, Executive is party to (i) that certain Executive Employment Agreement with the Company, dated April 23, 2020 (the “Employment Agreement”), (ii) that certain Letter Agreement with the Company, dated February 11, 2025 (the “Side Letter Agreement”), (iii) that certain Nonsolicitation, Nondisclosure & Assignment of Inventions Agreement with the Company, dated April 23, 2020, in the form attached as an Exhibit to the Employment Agreement (the “Confidentiality Agreement”), and (iv) that certain Noncompetition Covenant with the Company, in the form attached as an Exhibit to the Employment Agreement (the “Non-Competition Covenant”); WHEREAS, the Company has awarded Executive (i) restricted stock units subject solely to time-based vesting conditions (“RSUs”), (ii) restricted stock units subject to performance-based vesting conditions (“PSUs”), and (iii) stock options, each subject to the terms and conditions of the Company’s 2020 Incentive Award Plan or the Company’s 2017 Equity Incentive Plan, and the related form of award agreement thereunder; WHEREAS, the Parties have mutually agreed that Executive will separate from his employment with the Company effective as mutually agreed as of 5:00 pm Eastern time on March 31, 2026 (the “Transition Date”), and continue to serve as a non-employee director on the Company’s Board of Directors (the “Board”) following the Transition Date, as further detailed herein; and WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with, or transition from, the Company. NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows: AGREEMENT 1. Transition Period; Consideration. In consideration of Executive’s execution of this Agreement and Executive’s fulfillment of all of its terms and conditions, and provided that Executive does not revoke this Agreement, the Company agrees as follows: (a) Transition Services. From the date of this Agreement through the Transition Date (the “Transition Period”), Executive shall continue to serve as President, DraftKings North America, performing any and all such duties and responsibilities consistent with Executive’s current duties and responsibilities and any additional duties and responsibilities as may be reasonably assigned by the Chief Executive Officer or the Board to ensure an orderly transition of Executive’s responsibilities. During the Transition Period, Executive shall remain eligible to receive all compensation, incentives, and employee benefits (including payment of or reimbursement for travel expenses and security services consistent with the other co-founders of the Company) in exchange for Executive’s services as an employee as set forth in the Employment Agreement. The terms and conditions of such

2 compensation shall remain subject to the Employment Agreement and any other agreement, plans, or programs governing such compensation to which Executive is a party or in which Executive participates, as applicable. For the avoidance of doubt, and regardless of when the actual Transition Date occurs, Executive shall remain eligible to receive the Annual Cash Incentive (as defined in Section 3(a) of the Employment Agreement) in respect of fiscal year 2025 at the same level as agreed to among the Parties in the Side Letter Agreement. (b) Acknowledgement. The Parties acknowledge that, on or about the Effective Date, Executive shall become Chief Executive Officer of FaZe Media, Inc. (together with its subsidiaries, joint ventures and affiliates, “FaZe Media”). Notwithstanding anything to the contrary in this Agreement, the Employment Agreement, the Non-Competition Covenant or any other agreement between the Company and Executive, the Company acknowledges and agrees that, during the Transition Period and thereafter none of the following will be deemed to constitute a violation of the Confidentiality Agreement, the Non-Competition Covenant or any other restrictive covenant with the Company applicable to Executive: (i) Executive’s employment by, service as an officer or director of, or ownership of equity interests in FaZe Media, (ii) FaZe Media’s provision of esports- related content, and/or (iii) the fact that certain content creators or affiliates of FaZe Media may currently have or may in the future enter into sponsorship, endorsement, promotional or referral arrangements with gambling or gaming companies. For the avoidance of doubt, Executive, in his individual capacity, as a content creator, celebrity, or otherwise in his individual capacity, shall not enter into sponsorship, endorsement, promotional or referral arrangements for any Specified Activities, or for any company whose primary business or significant line of business is comprised of any of the Specified Activities, other than the Company. Notwithstanding the foregoing, exceptions in clauses (i) through (iii) above shall not apply if and to the extent FaZe Media directly creates or offers (on its own behalf, and not in a sponsorship, endorsement, promotional or referral capacity) (x) fantasy sports contests, or (y) games of chance or skill or pari-mutuel or fixed odds games (including, but not limited to, lotteries, pari-mutuel betting, bingo, race tracks, jai alai, legalized bookmaking, off-track betting, casino games, racino, keno, and sports betting or any play for fun (non-wagering) versions of the foregoing), or (z) prediction markets (collectively the “Specified Activities”), in each case during Executive’s relationship with the Company and for the twelve (12) month period following the termination of Executive’s relationship with the Company. Executive represents and warrants that FaZe Media is not currently engaged in any Specified Activities. In addition, during his relationship with the Company, the Executive will continue to comply with applicable gaming, licensing, and conflict-of-interest requirements and will not serve in any role with FaZe Media that would require a finding of suitability or other regulatory approval without the Company’s prior written consent. For clarity, the Parties further acknowledge and agree that Executive’s “relationship” with the Company for purposes of the duration of the nonsolicitation and noncompetition covenants contained in the Confidentiality Agreement, the Non-Competition Covenant, and Employment Agreement, shall be deemed to continue until Executive no longer serves as a member of the Company’s Board. (c) Characterization of Termination; Accrued Benefits. Executive acknowledges and agrees that Executive’s resignation as an officer and employee effective as of the Transition Date (i) shall constitute a termination without “Good Reason”, as described in Section 5(f) of the Employment Agreement and (ii) does not constitute a termination by the Company or a termination by Executive for “Good Reason” or any similar term for purposes of any equity award or other compensation plan or arrangement of the Company or its affiliates. The Company shall pay Executive the Accrued Benefits (as defined in the Employment Agreement) on the Transition Date (or such earlier date that Executive resigns or is terminated by the Company for Cause (as defined in the Employment Agreement)) in accordance with the terms of the Employment Agreement. For the avoidance of doubt, Accrued Benefits do not include, and Executive is not entitled to, any Annual Cash Incentive as defined in Section 3(a) of the Employment Agreement in respect of fiscal year 2026. (d) Equity Vesting Acceleration. The outstanding equity awards held by Executive (the “Awards”) as of the date hereof will be treated as follows: (i) subject to Executive’s continued employment through the earlier of December 10, 2025 and the Transition Date (the “Accelerated Vesting Date”), PSUs that were granted in November 2022 and February 2023 with respect to performance in calendar year 2026, as set forth on Exhibit A hereto, will accelerate and vest as of the Accelerated Vesting Date with performance deemed to be achieved at the

3 maximum performance level (200%), (ii) subject to Executive’s continued employment through the applicable vesting date, RSUs and PSUs that are scheduled to vest by their terms on or prior to March 31, 2026, as set forth on Exhibit A hereto, will continue to vest in accordance with their terms, (iii) the post-termination exercise period of Executive’s vested and outstanding stock options shall be extended until the remainder of their respective terms, and shall otherwise remain subject to their terms and, for the avoidance of doubt, the transition of Executive’s status as an employee of the Company pursuant to this Agreement shall not constitute a termination of Executive’s service relationship with the Company with respect to such vested and outstanding stock options, and (iv) all remaining Awards not explicitly described in Section 1(d)(i)-(iii), as set forth on Exhibit A hereto, will be forfeited and canceled as of the date of this Agreement. Each of the Awards described in Section 1(d)(i) of this Agreement will be settled as soon as practicable following the Accelerated Vesting Date. Except as set forth in this Section 1(d), the Awards shall continue to be governed by their terms. In the event Executive fails to comply with the Release Requirement or resigns or is terminated by the Company for Cause prior to the Accelerated Vesting Date, any then-unvested Awards will be forfeited and cancelled for no further consideration. (e) Resignation From All Positions. Executive acknowledges and agrees and confirms that, effective as of the Transition Date, by execution of this Agreement or otherwise, Executive has irrevocably resigned from (i) the role of President, DraftKings North America and (ii) any other role as an officer or employee of the Company Group. Executive agrees to promptly take any and all other steps that may be requested of him by the Company to further effectuate, confirm or document such resignations. Notwithstanding the foregoing, Executive will continue to serve as a non-employee director of the Board immediately following the Transition Date. (f) Communications and Announcements. The Company and Executive agree to collaborate regarding any internal or external communications regarding Executive’s transition. The Company shall provide Executive with a reasonable opportunity to review and approve in advance the content of any press release, public statement, internal communication to Company employees, or communication to customers, partners, investors, or the media relating to Executive’s transition or departure (collectively, “Transition Communications”). The parties shall cooperate in good faith to ensure that all Transition Communications are accurate, professional, and consistent with the parties’ mutual desire to effect a smooth transition and to protect the reputation of both Executive and the Company. However, with respect to filings with the Securities and Exchange Commission or any legal filings, the content and timing of such filings shall remain within the Company’s ultimate discretion, provided that Executive shall be given a reasonable opportunity to review and comment, which comments if made timely will be considered in good faith and will not be unreasonably rejected or modified. 2. Benefits. (a) Healthcare. Executive’s health insurance benefits, if any, shall cease on the Transition Date, subject to Executive’s right to continue Executive’s health insurance under the Consolidated Omnibus Budget Reconciliation Act, as modified by the American Recovery and Reinvestment Act of 2009 (“COBRA”). Regardless of whether Executive enters into this Agreement, Executive is eligible to continue Executive’s group medical and dental insurance coverage and health care flexible spending account participation under the provisions of COBRA. In addition to the Accrued Benefits, the acceleration of Executive’s Awards as described in Section 1(d) of this Agreement, and any other benefits provided for in this Agreement, subject to this Agreement becoming effective on the Effective Date, Executive remaining employed through the Transition Date, and Executive electing to continue participation in the Company’s group medical and dental insurance plans pursuant to COBRA, by signing and returning the COBRA form(s) provided to Executive, and provided Executive remains eligible for COBRA, the Company will pay the entire COBRA premium from the Transition Date to March 31, 2027. Following March 31, 2027, Executive will be responsible for paying the entire premium for any remaining entitlement to group medical or dental insurance continuation under COBRA pursuant to the terms of COBRA and any other cost associated with obtaining group medical, dental or other such insurance coverage. Information about Executive’s rights and responsibilities under COBRA will be or has been provided to Executive. (b) Other Employee Benefits. Except as provided in this Agreement, Executive acknowledges that all other Company-provided benefits end as of the Transition Date, in accordance with the applicable plan or program. Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of

4 bonuses, vacation, and paid time off, shall cease as of the Transition Date. On or prior to the Transition Date, the Company shall provide Executive with all information regarding the treatment of his 401(k) account in light of Executive’s termination of employment. (c) Security. In addition to the Accrued Benefits, the acceleration of Executive’s Awards as described in Section 1(d) of this Agreement, and any other benefits provided for in this Agreement, subject to this Agreement becoming effective on the Effective Date and Executive remaining employed through the Transition Date, Executive shall be entitled to receive certain continued, personal security services at his residence on substantially the same terms as provided to Executive during his employment with the Company until March 31, 2027. 3. Payment of Compensation and Receipt of All Benefits. With the exception of (i) the “Accrued Benefits” (as defined in the Employment Agreement), which shall be paid as described in Section 1 of this Agreement, (ii) the compensation and benefits described in Sections 1 and 2 of this Agreement, and (iii) any compensation Mr. Kalish receives under the Company’s Director Compensation Program as a non-employee member of the Board, by executing this Agreement, Executive acknowledges and represents that, the Company Group has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, RSUs, PSUs, restricted stock, vesting, and any and all other benefits and compensation due to Executive. 4. Release of Claims. The treatment of the Awards set forth in Section 1(d) of this Agreement and the benefits set forth in Section 2 of this Agreement are conditioned on Executive executing this Agreement, including the general release and waiver of claims included in this Section 4 (the “Release”) and such Release becoming effective in accordance with its terms (the “Release Requirement”), and within seven (7) days following the Transition Date, Executive reaffirming the Release pursuant to the Reaffirmation appended hereto as Exhibit B (the “Reaffirmation”) and such Reaffirmation becoming effective in accordance with its terms. Executive agrees that the consideration set forth in this Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company Group and its current and former: officers, directors, managers, employees, agents, investors, attorneys, accountants, shareholders, members, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, successors and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date, including, without limitation: (a) any and all claims relating to, or arising from, Executive’s employment relationship with the Company or any other relationship with other members of the Company Group and the termination of those relationships; (b) except as to his rights to receive any Awards, and the shares underlying them, in accordance with the terms of this Agreement, any and all claims relating to, or arising from, Executive’s right to purchase, actual purchase, or ownership (provided, that for the avoidance of doubt, Executive is not relinquishing his economic interests in shares of the Company’s capital stock he may own separately from the capital stock underlying the Awards, which shall remain governed in accordance with the terms of this Agreement, as applicable, and the Company’s equity incentive plan and the related form of award agreement thereunder) of shares of stock of any member of the Company Group, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; sexual harassment; retaliation; breach of contract, both express and implied;

5 breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; impairment of economic opportunity; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; disability benefits; tort and other common law claims; and punitive or exemplary damages; (d) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, rights or claims under the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, violations of the Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Fair Credit Reporting Act, the Occupational Health and Safety Act, the Employee Polygraph Protection Act, the Immigration Reform Control Act, the retaliation provisions of the Sarbanes-Oxley Act of 2002, the Federal False Claims Act, the Rehabilitation Act, the Jury Systems Improvement Act, the Uniformed Services Employment and Reemployment Rights Act, the Americans with Disabilities Act of 1991, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Worker Adjustment Retraining and Notification Act, the Family and Medical Leave Act, the Massachusetts Fair Employment Practices Act, the Massachusetts Equal Pay Act, the Massachusetts Minimum Fair Wage Act, the Massachusetts Wage Act (including all rights or claims for untimely payment of wages or non-payment of wages), the Massachusetts Paid Family and Medical Leave Act, including all amendments to any of the aforementioned acts and any violations of any other federal, state, or municipal fair employment statutes or laws, including, without limitation, violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, compensation, hours worked, or any other claims for compensation or bonuses, whether or not paid under any compensation plan or arrangement; (e) any and all claims for violation of the federal or any state constitution; (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non- withholding or other tax treatment of any of the proceeds received by Executive from any member of the Company Group; and (h) any and all claims for attorneys’ fees and costs. Executive agrees that the Release set forth in this Section 4 shall be and remain in effect in all respects as a complete general release as to the matters released. The Release in this Section 4 does not extend to any obligations incurred under this Agreement. The Release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). The Release does not extend to any right Executive may have to unemployment compensation benefits or workers’ compensation benefits. Further, the Release does not extend to and Executive does not release or waive any of Executive’s rights to indemnification pursuant to the Indemnification Agreement between Executive and the Company, dated April 23, 2020 (the “Indemnification Agreement”) or coverage for which Executive qualifies, if any, under the Company’s Directors & Officers liability insurance or other insurance policies. Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 4. The Company represents and warrants that as of the Effective Date it has no known claims, complaints, charges, demands, or causes of action against Executive nor does the Company have a present intention to bring any such claims against Executive. 5. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that, pursuant to the Release set forth in Section 4 of this Agreement, Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing

6 and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under ADEA after the date hereof. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired (except as to Executive’s resignations under Section 1(c), which shall remain irrevocable); and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the twenty-one (21)-day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the undersigned Company representative that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the twenty-one (21)-day period. By executing this Agreement, Executive acknowledges and confirms that Executive has read the Release set forth in Section 4, including the waiver of claims under ADEA, in its entirety and understands its terms, and knowingly, freely, and voluntarily agrees to its terms and conditions. 6. Restrictive Covenants; Trade Secrets and Confidential Information/Company Property. Subject to the provisions of this Agreement, including Section 1(b) of this Agreement, Executive reaffirms and agrees to observe and continue to abide by (a) the Non-Competition Covenant, (b) Sections 2, 3, 4, 5, 6, 8, 9, 11, 12, 13, and 14 of the Confidentiality Agreement, and (c) any other restrictive covenants set forth in any other agreement or arrangement by and between Executive and the Company (together, the “Surviving Provisions”), which are incorporated herein by reference. Executive agrees that the above reaffirmation and agreement with the Surviving Provisions shall constitute a new and separately enforceable agreement to abide by the terms of the Surviving Provisions, entered and effective as of the Effective Date. Executive will, by the Transition Date, return all Company Group property and information, and, to the extent any additional copies of Company Group property or information is on Executive’s personal devices or storage spaces, Executive will, by the Transition Date, take all necessary steps to permanently delete or destroy all such property and documents from such locations, with the exception of copies of any personnel documents specifically relating to Executive as determined by the Company, and any documents, property and information provided to him in his capacity as a member of the Board, which Executive may keep. 7. No Third Party Cooperation. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. Subject to Section 14 of this Agreement, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to ADEA waiver in this Agreement. If and to the extent not prohibited by applicable law, Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance. 8. Non-Disparagement. Subject to Section 15 of this Agreement [Protected Activity], Executive acknowledges, represents, and agrees that as a condition of Executive’s receipt of the benefits in this Agreement, except as otherwise provided herein, Executive shall not hereafter make any false, disparaging, or derogatory statements about the Company or any of the other Released Parties. The Chair of the Board shall instruct the

7 officers of the Company and members of the Board not to make any false, disparaging, or derogatory statements about Executive. Notwithstanding the foregoing, nothing in this Agreement shall prohibit any individual from (i) making truthful statements or disclosures that are required by applicable law, regulation, or legal process; (ii) requesting or receiving confidential legal advice; or (iii) engaging in Protected Activity. This provision has no time limitation. 9. Breach. In the event a party hereto becomes aware of a material breach of this Agreement, such party shall provide the other party with written notice within five (5) business days following its receipt of information substantiating its position that the other party has materially breached the Agreement. The party alleged to have materially breached the Agreement shall then provide a written response within five (5) business days. A conference between the parties or their counsel must take place as soon as practicable; however, such conference must be concluded within fifteen (15) calendar days from the date of the alleged breaching party’s response to attempt to resolve the dispute through direct negotiations. Only if this conference is unsuccessful in resolving the dispute may either party seek damages and/or equitable relief in an arbitration proceeding pursuant to the terms and/or procedures identified in Section 14 of the Employment Agreement and provisions referenced therein, except as provided by law. Notwithstanding the foregoing, either party may immediately seek emergency injunctive relief in an arbitrable forum or in a court of competent jurisdiction, but only if such party, in good faith, reasonably believes that such immediate emergency action is necessary to prevent immediate and irreparable damage that is not compensable by money damages. For the avoidance of doubt, when seeking emergency injunctive relief, it is in the discretion of the moving party whether to avail itself of the emergency procedures available via the arbitrable forum (which is expressly agreed to be available and permitted by this section) or to proceed through the court system. The required notices in this provision may be made via electronic mail. If to Executive, such notice should be sent to Executive at matt.kalish@fazeclan.com and to stephen.amdur@pillsburylaw.com. If to the Company, such notice should be sent to sdodge@draftkings.com. 10. No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party. No action taken by Executive hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (i) an admission of the truth or falsity of any actual or potential claims or (ii) an acknowledgment or admission by Executive of any fault or liability whatsoever to the Company or to any third party. 11. Reasonable Cooperation with the Company. During the Transition Period and thereafter, Executive agrees to cooperate with the Company and be reasonably available either in person or by videoconference or telephone to answer any questions relating to or arising out of Executive’s employment at the Company, including but not limited to work Executive performed for Company or any other matters associated with the duties Executive performed for the Company. Executive agrees to provide Reasonable Assistance (defined below) to the Company as may be necessary with respect to any pending investigations, claims, or litigation brought by or against the Company, and any future investigations, claims, or litigation brought by or against the Company arising out of or related to Executive’s employment at the Company. “Reasonable Assistance” includes, but is not limited to, providing information, documents and materials to Company’s counsel, answering questions by the Company, and providing testimony (including deposition and trial testimony), if necessary, upon reasonable notice. Executive agrees to be available at mutually convenient times during and outside of regular business hours as reasonably deemed necessary by the Company or its counsel. The Company shall not utilize this Section 11 to require Executive to be available to an extent that would unreasonably interfere with full-time employment responsibilities that Executive may have. Executive agrees to appear without the necessity of a subpoena to testify truthfully in any legal proceedings in which the Company calls Executive as a witness. Any such assistance shall not constitute a renewal of Executive’s employment and shall be provided by Executive without additional

8 compensation other than reimbursement of reasonable pre-approved out-of-pocket expenses. 12. Arbitration; Governing Law. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, including any dispute Executive may have with a member of the Company Group or that a member of the Company Group may have with Executive, shall be subject to arbitration pursuant to the arbitration agreement set forth in Section 14 of the Employment Agreement. 13. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay, or Executive’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. 14. Section 409A. Section 16(b) of the Employment Agreement is incorporated herein by reference, mutatis mutandis. 15. Protected Activity Not Prohibited. Executive understands that nothing in this Agreement or the Release shall in any way limit or prohibit Executive from engaging in any “Protected Activity,” which means (a) disclosing or discussing information lawfully acquired about wages, hours or other terms and conditions of employment if used for purposes protected by Section 7 of the National Labor Relations Act such as joining or forming a union, engaging in collective bargaining or engaging in other concerted activity for the mutual aid or protection of employees, or (b) Executive’s rights under applicable law to initiate communications directly with, provide information to, respond to any inquiries from, or report possible violations of law or regulation to any governmental entity or self-regulatory authority, or filing a charge with or participate in an investigation conducted by any governmental entity or self-regulatory authority, and Executive does not need any Releasee’s permission to do so. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the relevant governmental entity or self-regulatory authority. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. In addition, Executive agrees to waive Executive’s right to recover monetary damages in connection with any charge, complaint or lawsuit pertaining to the released matters filed by Executive or anyone else on Executive’s behalf (whether involving a governmental entity or not); provided, that Executive is not agreeing to waive, and the Release shall not be read as requiring Executive to waive, any right Executive may have to receive any bounty or monetary award from any governmental entity or regulatory or law enforcement authority in connection with information provided to any governmental entity or other protected “whistleblower” activity. Finally, nothing in this Agreement constitutes a waiver of any rights Executive may have under the Sarbanes- Oxley Act. 16. Attorneys’ Fees. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement, except that the Company shall reimburse Executive up to a maximum of $30,000 in attorneys’ fees that Executive incurred for the review of this Agreement, provided that Executive submits documentation substantiating such costs and fees to the Company no later than ten (10) business days after the Transition Date. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party (which shall be deemed to be the Party

9 receiving substantially the relief or result sought by such Party) shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action. 17. Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive, and returned to the Company, within the twenty-one (21) day period set forth above. Executive has seven (7) days after Executive signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signs this Agreement, so long as it has been signed by the Parties and has not been revoked by Executive before that date (the “Effective Date”). 18. Severability; Entire Agreement; Modification; Counterparts. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and transition from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, including the Employment Agreement, with the exception of the Surviving Provisions and the Indemnification Agreement. This Agreement may only be amended in a writing signed by the Company and Executive. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, Docusign/Echosign or a similarly accredited secure signature service, or other electronic transmission or signature. 19. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. 20. Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by email (so long as such email is not returned as undelivered), or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three (3) business days after mailing in accordance with this Section 18. If by email, delivery shall be deemed effective as of the date it is sent. If to the Company, to: DraftKings Inc. 222 Berkeley Street, 5th Floor Boston, MA 02116 Email: sdodge@draftkings.com Attention: R. Stanton Dodge, Chief Legal Officer & Secretary If to Executive, to the last address of Executive provided by Executive to the Company. 21. Voluntary Execution of Agreement; No Representations. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company Group or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive represents that Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel. Executive further represents that Executive has carefully read this Agreement and

10 understands the terms and consequences and legal and binding effect of this Agreement and of the releases it contains. Executive has not relied upon any representations or statements made by the Company Group that are not specifically set forth in this Agreement. [Signature page follows]

[Signature Page to Matthew Kalish Transition Agreement] IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below. EXECUTIVE /s/ Matthew Kalish Matthew Kalish Date: November 6, 2025 DRAFTKINGS INC. By: /s/ Jason Robins Name: Jason Robins Title: Chief Executive Officer and Chairman Date: November 6, 2025

A-1 Exhibit A

B-1 Exhibit B

List of Omitted Schedules and Exhibits Exhibit A and Exhibit B to the Transition Agreement, dated as of November 6, 2025, by and between DraftKings Inc. and Matthew Kalish, have not been provided herein. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.